NEWS RELEASE
April 20, 2023

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED MARCH 31, 2023

1st Quarter 2023 Highlights:
•Net income was $61.2 million for the current quarter, a decrease of $18.5 million, or 23 percent, from the prior quarter net income of $79.7 million. Net income for the current quarter decreased $6.6 million, or 10 percent, from the prior year first quarter net income of $67.8 million.
•Interest income of $232 million in the current quarter increased $6.8 million, or 3 percent, over the prior quarter interest income of $225 million. Interest income in the current quarter increased $41.4 million, or 22 percent, over the prior year first quarter.
•Total deposits and retail repurchase agreements of $21.340 billion at the current quarter end increased $289 million, or 1 percent, during March and decreased $213 million, or 1 percent, during the current quarter.
•The loan portfolio of $15.519 billion, increased $272 million, or 7 percent annualized, during the current quarter.
•The loan yield for the current quarter of 5.02 percent, increased 19 basis points, compared to 4.83 percent in the prior quarter and increased 43 basis points from the prior year first quarter loan yield of 4.59 percent. New loan production yields for the quarter were 6.96 percent.
•The Company increased its cash position by $1.1 billion during the current quarter.
•Available liquidity of $15.1 billion including cash, borrowing capacity from the Federal Home Loan Bank (“FHLB”) and Federal Reserve facilities, unpledged securities, brokered deposits, and other sources.
•Non-performing assets as a percentage of subsidiary assets was 0.12 percent in the current and prior quarter, compared to 0.24 percent in the prior year first quarter.
•Stockholders’ equity of $2.927 billion increased $83.6 million, or 3 percent, during the current quarter.
•The Company declared a quarterly dividend of $0.33 per share. The Company has declared 152 consecutive quarterly dividends and has increased the dividend 49 times.

Financial Summary

	At or for the Three Months ended
(Dollars in thousands, except per share and market data)	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022
Operating results
Net income	$61,211	79,677	67,795
Basic earnings per share	$0.55	0.72	0.61
Diluted earnings per share	$0.55	0.72	0.61
Dividends declared per share	$0.33	0.33	0.33
Market value per share
Closing	$42.01	49.42	50.28
High	$50.03	59.70	60.69
Low	$37.07	48.64	49.61
Selected ratios and other data
Number of common stock shares outstanding	110,868,713	110,777,780	110,763,316
Average outstanding shares - basic	110,824,648	110,773,084	110,724,655
Average outstanding shares - diluted	110,881,708	110,872,127	110,800,001
Return on average assets (annualized)	0.93%	1.19%	1.06%
Return on average equity (annualized)	8.54%	11.35%	8.97%
Efficiency ratio	60.39%	53.18%	57.11%
Dividend payout	60.00%	45.83%	54.10%
Loan to deposit ratio	77.09%	74.05%	63.52%
Number of full time equivalent employees	3,390	3,390	3,439
Number of locations	222	221	223
Number of ATMs	263	265	273

KALISPELL, Mont., Apr 20, 2023 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NYSE: GBCI) reported net income of $61.2 million for the current quarter, a decrease of $6.6 million, or 10 percent, from the $67.8 million of net income for the prior year first quarter. Diluted earnings per share for the current quarter was $0.55 per share, a decrease of 10 percent from the prior year first quarter diluted earnings per share of $0.61. The decrease in net income versus the prior quarter and prior year first quarter is primarily due to the significant increase in funding costs. “The historic pace of the Federal Reserve interest rate increases and the banking crisis drove borrowing costs up further and impacted our profitability. Our ability to weather these events is a clear demonstration of the strength of our business model and our team,” said Randy Chesler, President and Chief Executive Officer. “We remain confident in the strength of our Company and the dynamic markets and customers we serve.”

Asset Summary

				$ Change from
(Dollars in thousands)	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Dec 31, 2022	Mar 31, 2022
Cash and cash equivalents	$1,529,534	401,995	436,805	1,127,539	1,092,729
Debt securities, available-for-sale	5,198,313	5,307,307	6,535,763	(108,994)	(1,337,450)
Debt securities, held-to-maturity	3,664,393	3,715,052	3,576,941	(50,659)	87,452
Total debt securities	8,862,706	9,022,359	10,112,704	(159,653)	(1,249,998)
Loans receivable
Residential real estate	1,508,403	1,446,008	1,125,648	62,395	382,755
Commercial real estate	9,992,019	9,797,047	8,865,585	194,972	1,126,434
Other commercial	2,804,104	2,799,668	2,661,048	4,436	143,056
Home equity	829,844	822,232	715,963	7,612	113,881
Other consumer	384,242	381,857	362,775	2,385	21,467
Loans receivable	15,518,612	15,246,812	13,731,019	271,800	1,787,593
Allowance for credit losses	(186,604)	(182,283)	(176,159)	(4,321)	(10,445)
Loans receivable, net	15,332,008	15,064,529	13,554,860	267,479	1,777,148
Other assets	2,078,186	2,146,492	1,995,955	(68,306)	82,231
Total assets	$27,802,434	26,635,375	26,100,324	1,167,059	1,702,110

Total debt securities of $8.863 billion at March 31, 2023 decreased $160 million, or 2 percent, during the current quarter and decreased $1.250 billion, or 12 percent, from the prior year first quarter. The Company continues to utilize cash flow from the securities portfolio to primarily fund loan growth. Debt securities represented 32 percent of total assets at March 31, 2023 compared to 34 percent at December 31, 2022 and 39 percent at March 31, 2022. In addition, the Company increased its cash position by $1.1 billion during the current quarter to further strengthen its liquidity position.
The loan portfolio of $15.519 billion increased $272 million, or 7 percent annualized, during the current quarter with the largest dollar increase in commercial real estate which increased $195 million, or 8 percent annualized. The loan portfolio increased $1.788 billion, or 13 percent, from the prior year first quarter with the largest dollar increase in commercial real estate loans which increased $1.126 billion, or 13 percent.

Credit Quality Summary

	At or for the Three Months ended	At or for the Year ended	At or for the Three Months ended
(Dollars in thousands)	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022
Allowance for credit losses
Balance at beginning of period	$182,283	172,665	172,665
Provision for credit losses	6,260	17,433	4,344
Charge-offs	(3,293)	(14,970)	(2,695)
Recoveries	1,354	7,155	1,845
Balance at end of period	$186,604	182,283	176,159
Provision for credit losses
Loan portfolio	$6,260	17,433	4,344
Unfunded loan commitments	(790)	2,530	2,687
Total provision for credit losses	$5,470	19,963	7,031
Other real estate owned	$—	—	—
Other foreclosed assets	31	32	43
Accruing loans 90 days or more past due	3,545	1,559	4,510
Non-accrual loans	28,403	31,151	57,923
Total non-performing assets	$31,979	32,742	62,476
Non-performing assets as a percentage of subsidiary assets	0.12%	0.12%	0.24%
Allowance for credit losses as a percentage of non-performing loans	584%	557%	282%
Allowance for credit losses as a percentage of total loans	1.20%	1.20%	1.28%
Net charge-offs as a percentage of total loans	0.01%	0.05%	0.01%
Accruing loans 30-89 days past due	$24,993	20,967	16,080
U.S. government guarantees included in non-performing assets	$2,071	2,312	5,068

Non-performing assets of $32.0 million at March 31, 2023 decreased $763 thousand, or 2 percent, over the prior quarter and decreased $30.5 million, or 49 percent, over prior year first quarter. Non-performing assets as a percentage of subsidiary assets at March 31, 2023 was 0.12 percent compared to 0.12 percent in the prior quarter and 0.24 percent in the prior year first quarter.

Early stage delinquencies (accruing loans 30-89 days past due) of $24.9 million at March 31, 2023 increased $3.9 million from the prior quarter and increased $8.8 million from the prior year first quarter. Early stage delinquencies as a percentage of loans at March 31, 2023 was 16 basis points, which compared to 14 basis points in the prior quarter and 12 basis points from prior year first quarter.

The current quarter credit loss expense of $5.5 million included $6.3 million of credit loss expense from loans and $790 thousand of credit loss benefit from unfunded loan commitments. The allowance for credit losses on loans (“ACL”) as a percentage of total loans outstanding at March 31, 2023 was 1.20 percent which was the same compared to the prior quarter and an 8 basis points decrease from the prior year first quarter.

Credit Quality Trends and Provision for Credit Losses on the Loan Portfolio

(Dollars in thousands)	Provision for Credit Losses Loans	Net Charge-Offs (Recoveries)	ACL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
First quarter 2023	$6,260	$1,939	1.20%	0.16%	0.12%
Fourth quarter 2022	6,060	1,968	1.20%	0.14%	0.12%
Third quarter 2022	8,382	3,154	1.20%	0.07%	0.13%
Second quarter 2022	(1,353)	1,843	1.20%	0.12%	0.16%
First quarter 2022	4,344	850	1.28%	0.12%	0.24%
Fourth quarter 2021	19,301	616	1.29%	0.38%	0.26%
Third quarter 2021	2,313	152	1.36%	0.23%	0.24%
Second quarter 2021	(5,723)	(725)	1.35%	0.11%	0.26%

Net charge-offs for the current and prior quarter of $2.0 million compared to $850 thousand for the prior year first quarter. Net charge-offs of $2.0 million included $2.0 million in deposit overdraft net charge-offs and $31 thousand of net loan recoveries.

The current quarter provision for credit loss expense for loans was $6.3 million which was an increase of $200 thousand from the prior quarter and a $1.9 million increase from the prior year first quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, economic forecasts and other environmental factors will continue to determine the level of the provision for credit losses for loans.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

				$ Change from
(Dollars in thousands)	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Dec 31, 2022	Mar 31, 2022
Deposits
Non-interest bearing deposits	$7,001,241	7,690,751	7,990,003	(689,510)	(988,762)
NOW and DDA accounts	5,156,709	5,330,614	5,376,881	(173,905)	(220,172)
Savings accounts	2,985,351	3,200,321	3,287,521	(214,970)	(302,170)
Money market deposit accounts	3,429,123	3,472,281	4,044,655	(43,158)	(615,532)
Certificate accounts	1,155,494	880,589	995,147	274,905	160,347
Core deposits, total	19,727,918	20,574,556	21,694,207	(846,638)	(1,966,289)
Wholesale deposits	420,390	31,999	3,688	388,391	416,702
Deposits, total	20,148,308	20,606,555	21,697,895	(458,247)	(1,549,587)
Repurchase agreements	1,191,323	945,916	958,479	245,407	232,844
Deposits and repurchase agreements, total	21,339,631	21,552,471	22,656,374	(212,840)	(1,316,743)
Federal Home Loan Bank advances	335,000	1,800,000	80,000	(1,465,000)	255,000
FRB Bank Term Funding	2,740,000	—	—	2,740,000	2,740,000
Other borrowed funds	76,185	77,293	57,258	(1,108)	18,927
Subordinated debentures	132,822	132,782	132,661	40	161
Other liabilities	251,892	229,524	239,838	22,368	12,054
Total liabilities	$24,875,530	23,792,070	23,166,131	1,083,460	1,709,399

During the current quarter, the Company continued to focus on its diversified deposit and repurchase agreement product offerings. Total deposits and retail repurchase agreements of $21.340 billion at the current quarter end increased $289 million, or 1 percent, during March and decreased $213 million, or 1 percent, during the current quarter. Non-interest bearing deposits were 35 percent of total core deposits at March 31, 2023 compared to 37 percent at December 31, 2022 and March 31, 2022.

During the current quarter, the Company participated in the Bank Term Funding Program of the Federal Reserve Bank (“FRB”) which enabled the Company to pay off higher rate FHLB advances. The FHLB advances decreased $1.465 billion during the current quarter while FRB Bank Term funding increased $2.740 billion and was used to fund the FHLB pay down, support the additional $1.1 billion cash position and the current quarter decrease in deposits. The Company’s liquidity position remains strong with solid core deposit customer relationships, excess cash, debt securities, and access to diversified borrowing sources. The Company has available liquidity of $15.1 billion including cash, borrowing capacity from the FHLB and Federal Reserve facilities, unpledged securities, brokered deposits, and other sources.

Stockholders’ Equity Summary

				$ Change from
(Dollars in thousands, except per share data)	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Dec 31, 2022	Mar 31, 2022
Common equity	$3,337,132	3,312,097	3,182,002	25,035	155,130
Accumulated other comprehensive loss	(410,228)	(468,792)	(247,809)	58,564	(162,419)
Total stockholders’ equity	2,926,904	2,843,305	2,934,193	83,599	(7,289)
Goodwill and core deposit intangible, net	(1,024,545)	(1,026,994)	(1,034,987)	2,449	10,442
Tangible stockholders’ equity	$1,902,359	1,816,311	1,899,206	86,048	3,153

Stockholders’ equity to total assets	10.53%	10.67%	11.24%
Tangible stockholders’ equity to total tangible assets	7.10%	7.09%	7.58%
Book value per common share	$26.40	25.67	26.49	0.73	(0.09)
Tangible book value per common share	$17.16	16.40	17.15	0.76	0.01

Tangible stockholders’ equity of $1.902 billion at March 31, 2023 increased $86.0 million, or 5 percent, from the prior quarter which was primarily due to earnings retention and the decrease in the net unrealized loss (after-tax) on the AFS debt securities. Accumulated other comprehensive income (“AOCI”) includes the net unrealized loss (after-tax) on AFS debt securities. AOCI does not include $278 million of net unrealized loss on HTM debt securities. Tangible book value per common share of $17.16 at the current quarter end increased $0.76 per share, or 5 percent, from the prior quarter. The tangible book value per common share increased $0.01 per share from the prior year first quarter.

Cash Dividends
On March 29, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.33 per share The current quarter dividend of $0.33 per share was consistent with the dividend declared in the prior quarter and the prior year first quarter. The dividend was payable April 20, 2023 to shareholders of record on April 11, 2023. The dividend was the Company’s 152nd consecutive regular dividend. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended March 31, 2023
Compared to December 31, 2022, and March 31, 2022
Income Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Dec 31, 2022	Mar 31, 2022
Net interest income
Interest income	$231,888	225,085	190,516	6,803	41,372
Interest expense	45,696	21,026	4,961	24,670	40,735
Total net interest income	186,192	204,059	185,555	(17,867)	637
Non-interest income
Service charges and other fees	17,771	18,734	17,111	(963)	660
Miscellaneous loan fees and charges	3,967	3,905	3,555	62	412
Gain on sale of loans	2,400	2,175	9,015	225	(6,615)
(Loss) gain on sale of investments	(114)	519	446	(633)	(560)
Other income	3,871	3,150	3,436	721	435
Total non-interest income	27,895	28,483	33,563	(588)	(5,668)
Total income	214,087	232,542	219,118	(18,455)	(5,031)
Net interest margin (tax-equivalent)	3.08%	3.30%	3.20%

Net Interest Income
The current quarter interest income of $232 million increased $6.8 million, or 3 percent, over the prior quarter and was driven primarily by the increase in the loan portfolio and an increase in loan yields. The current quarter interest income increased $41.4 million, or 22 percent, over the prior year first quarter also due to loan growth and increased loan yields.

The current quarter interest expense of $45.7 million increased $24.7 million, or 117 percent, over the prior quarter and increased $40.7 million, or 821 percent, over the prior year first quarter primarily the result of an increase in rates on deposits and borrowings along with increased use of borrowing programs. Core deposit cost (including non-interest bearing deposits) was 23 basis points for the current quarter compared to 8 basis points in the prior quarter and 7 basis points for the prior year first quarter. The total cost of funding (including non-interest bearing deposits) was 79 basis points in the current quarter compared to 35 basis points in the prior quarter and 9 basis points in the prior year first quarter which was the result of the increased deposit and borrowing rates.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 3.08 percent compared to 3.30 percent in the prior quarter and 3.20 percent in the prior year first quarter. The core net interest margin, excluding discount accretion, the impact from non-accrual interest and the impact from the PPP loans, was 3.07 percent compared to 3.27 percent in the prior quarter and 3.07 percent in the prior year first quarter. The core net interest margin decreased 20 basis points in the current quarter primarily as a result of increased deposit and borrowing rates. The loan yield of 5.02 percent in the current quarter increased 19 basis points from the prior quarter loan yield of 4.83 percent and increased 43 basis points from the prior year first quarter core loan yield of 4.59 percent. New loan production yields for the quarter were 6.96 percent.

Non-interest Income
Non-interest income for the current quarter totaled $27.9 million which was a decrease of $588 thousand, or 2 percent, over the prior quarter. Current quarter non-interest income decreased $5.7 million, or 17 percent, over the same quarter last year which was primarily driven by the decrease in gain on sale of residential loans. Gain on the sale of residential loans of $2.4 million for the current quarter increased $225 thousand, or 10 percent, compared to the prior quarter and decreased $6.6 million, or 73 percent, from the prior year first quarter.

Non-interest Expense Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Dec 31, 2022	Mar 31, 2022
Compensation and employee benefits	$81,477	79,814	79,074	1,663	2,403
Occupancy and equipment	11,665	10,734	10,964	931	701
Advertising and promotions	4,235	3,558	3,232	677	1,003
Data processing	8,109	8,079	7,475	30	634
Other real estate owned and foreclosed assets	12	5	—	7	12
Regulatory assessments and insurance	4,903	3,425	3,055	1,478	1,848
Core deposit intangibles amortization	2,449	2,664	2,664	(215)	(215)
Other expenses	22,132	20,700	23,844	1,432	(1,712)
Total non-interest expense	$134,982	128,979	130,308	6,003	4,674

Total non-interest expense of $135 million for the current quarter increased $6.0 million, or 5 percent, over the prior quarter and increased $4.7 million, or 4 percent, over the prior year first quarter. “In the current quarter, the Company has done well to limit the growth in its non-interest expense given the inflationary pressure across many expense areas,” said Ron Copher, Chief Financial Officer.

Compensation and employee expense of $81.5 million for the current quarter increased $1.7 million, or 2 percent, from the prior quarter and increased $2.4 million, or 3 percent, over the prior year first quarter which was driven primarily by annual salary increases. Regulatory assessments and insurance of $4.9 million, increased $1.5 million, or 43 percent, over the prior quarter and $1.8 million, or 60 percent, over the prior year first quarter and was primarily due to the FDIC uniformly increasing all depository institutions premiums in the current quarter. Other expense of $22.1 million in the current quarter increased $1.4 million, or 7 percent, over prior quarter due to a $2.5 million gain on sale of former branch in the prior quarter. Other expense in the current quarter decreased by $1.7 million, or 7 percent, over the prior year first quarter primarily as a result of a decrease in acquisition-related expense which was partially offset by increases in several miscellaneous expense categories. Acquisition-related expense was $352 thousand in the current quarter compared to $804 thousand in the prior quarter and $6.2 million in the prior year first quarter.

Federal and State Income Tax Expense
Tax expense during the first quarter of 2023 was $12.4 million, a decrease of $5.3 million, or 30 percent, compared to the prior quarter and a decrease of $1.6 million, or 11 percent, from the prior year first quarter. The effective tax rate in the current quarter was 16.9 percent compared to 18.2 percent in the prior quarter and 17.1 percent in the prior year first quarter.

Efficiency Ratio
The efficiency ratio was 60.39 percent in the current quarter compared to 53.18 percent in the prior quarter and 57.11 percent in the prior year first quarter. The increase from prior quarter and prior year first quarter was primarily attributable to the increase in interest expense and non-interest expense in the current quarter.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results (express or implied) or other expectations in the forward-looking statements, including those made in this news release:

•risks associated with lending and potential adverse changes in the credit quality of the Company’s loan portfolio;
•changes in monetary and fiscal policies, including interest rate policies of the Federal Reserve Board, which could adversely affect the Company’s net interest income and margin, the fair value of its financial instruments, profitability, and stockholders’ equity;
•legislative or regulatory changes, including increased banking and consumer protection regulations, that may adversely affect the Company’s business;
•risks related to overall economic conditions, including the impact on the economy of a rising interest rate environment, inflationary pressures, and geopolitical instability, including the war in Ukraine;
•risks associated with the Company’s ability to negotiate, complete, and successfully integrate any future acquisitions;
•costs or difficulties related to the completion and integration of acquisitions;
•impairment of the goodwill recorded by the Company in connection with acquisitions, which may have an adverse impact on earnings and capital;
•reduction in demand for banking products and services, whether as a result of changes in customer behavior, economic conditions, banking environment, or competition;
•deterioration of the reputation of banks and the financial services industry, which could adversely affect the Company's ability to obtain and maintain customers;
•changes in the competitive landscape, including as may result from new market entrants or further consolidation in the financial services industry, resulting in the creation of larger competitors with greater financial resources;
•risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow through acquisitions;
•risks associated with dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank’s divisions;
•material failure, potential interruption or breach in security of the Company’s systems or changes in technological which could expose the Company to cybersecurity risks, fraud, system failures, or direct liabilities;
•risks related to natural disasters, including droughts, fires, floods, earthquakes, pandemics, and other unexpected events;
•success in managing risks involved in the foregoing; and
•effects of any reputational damage to the Company resulting from any of the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, April 21, 2023. Investors who would like to join the call may now register by following this link to obtain dial-in instructions: https://register.vevent.com/register/BIf72fb20b6829459481a06c788c220716. To participate on the webcast, log on to: https://edge.media-server.com/mmc/p/yix5vmcy. If you are unable to participate during the live webcast, the call will be archived on our website, www.glacierbancorp.com.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. (NYSE: GBCI), a member of the Russell 2000® and the S&P MidCap 400® indices, is the parent company for Glacier Bank and its Bank divisions located across its eight state Western U.S. footprint: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), North Cascades Bank (Chelan, WA), The Foothills Bank (Yuma, AZ), Valley Bank of Helena (Helena, MT), and Western Security Bank (Billings, MT).

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022
Assets
Cash on hand and in banks	$290,960	300,194	282,335
Interest bearing cash deposits	1,238,574	101,801	154,470
Cash and cash equivalents	1,529,534	401,995	436,805
Debt securities, available-for-sale	5,198,313	5,307,307	6,535,763
Debt securities, held-to-maturity	3,664,393	3,715,052	3,576,941
Total debt securities	8,862,706	9,022,359	10,112,704
Loans held for sale, at fair value	14,461	12,314	51,284
Loans receivable	15,518,612	15,246,812	13,731,019
Allowance for credit losses	(186,604)	(182,283)	(176,159)
Loans receivable, net	15,332,008	15,064,529	13,554,860
Premises and equipment, net	399,740	398,100	373,123
Other real estate owned and foreclosed assets	31	32	43
Accrued interest receivable	90,642	83,538	81,467
Deferred tax asset	172,453	193,187	120,025
Core deposit intangible, net	39,152	41,601	49,594
Goodwill	985,393	985,393	985,393
Non-marketable equity securities	23,414	82,015	13,217
Bank-owned life insurance	168,235	169,068	167,298
Other assets	184,665	181,244	154,511
Total assets	$27,802,434	26,635,375	26,100,324
Liabilities
Non-interest bearing deposits	$7,001,241	7,690,751	7,990,003
Interest bearing deposits	13,147,067	12,915,804	13,707,892
Securities sold under agreements to repurchase	1,191,323	945,916	958,479
FHLB advances	335,000	1,800,000	80,000
FRB Bank Term Funding	2,740,000	—	—
Other borrowed funds	76,185	77,293	57,258
Subordinated debentures	132,822	132,782	132,661
Accrued interest payable	8,968	4,331	2,284
Other liabilities	242,924	225,193	237,554
Total liabilities	24,875,530	23,792,070	23,166,131
Commitments and Contingent Liabilities	—	—	—
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $0.01 par value per share, 234,000,000 shares authorized at March 31, 2023 and December 31, 2022 and 117,187,500 shares authorized at March 31, 2022	1,109	1,108	1,108
Paid-in capital	2,344,514	2,344,005	2,339,405
Retained earnings - substantially restricted	991,509	966,984	841,489
Accumulated other comprehensive loss	(410,228)	(468,792)	(247,809)
Total stockholders’ equity	2,926,904	2,843,305	2,934,193
Total liabilities and stockholders’ equity	$27,802,434	26,635,375	26,100,324

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended
(Dollars in thousands, except per share data)	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022
Interest Income
Investment securities	$43,642	43,818	38,654
Residential real estate loans	15,838	14,964	15,515
Commercial loans	155,682	150,462	124,556
Consumer and other loans	16,726	15,841	11,791
Total interest income	231,888	225,085	190,516
Interest Expense
Deposits	12,545	4,642	3,464
Securities sold under agreements to repurchase	4,606	1,765	393
Federal Home Loan Bank advances	23,605	12,689	12
FRB Bank Term Funding	3,032	—	—
Other borrowed funds	496	464	220
Subordinated debentures	1,412	1,466	872
Total interest expense	45,696	21,026	4,961
Net Interest Income	186,192	204,059	185,555
Provision for credit losses	5,470	6,124	7,031
Net interest income after provision for credit losses	180,722	197,935	178,524
Non-Interest Income
Service charges and other fees	17,771	18,734	17,111
Miscellaneous loan fees and charges	3,967	3,905	3,555
Gain on sale of loans	2,400	2,175	9,015
(Loss) gain on sale of debt securities	(114)	519	446
Other income	3,871	3,150	3,436
Total non-interest income	27,895	28,483	33,563
Non-Interest Expense
Compensation and employee benefits	81,477	79,814	79,074
Occupancy and equipment	11,665	10,734	10,964
Advertising and promotions	4,235	3,558	3,232
Data processing	8,109	8,079	7,475
Other real estate owned and foreclosed assets	12	5	—
Regulatory assessments and insurance	4,903	3,425	3,055
Core deposit intangibles amortization	2,449	2,664	2,664
Other expenses	22,132	20,700	23,844
Total non-interest expense	134,982	128,979	130,308
Income Before Income Taxes	73,635	97,439	81,779
Federal and state income tax expense	12,424	17,762	13,984
Net Income	$61,211	79,677	67,795

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	March 31, 2023			December 31, 2022
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,493,938	$15,838	4.24%	$1,424,550	$14,964	4.20%
Commercial loans [1]	12,655,551	157,456	5.05%	12,419,414	152,169	4.86%
Consumer and other loans	1,207,315	16,726	5.62%	1,183,727	15,841	5.31%
Total loans [2]	15,356,804	190,020	5.02%	15,027,691	182,974	4.83%
Tax-exempt debt securities [3]	1,761,533	16,030	3.64%	1,960,007	17,877	3.65%
Taxable debt securities [4]	8,052,662	31,084	1.54%	8,200,203	29,717	1.45%
Total earning assets	25,170,999	237,134	3.82%	25,187,901	230,568	3.63%
Goodwill and intangibles	1,025,716			1,028,277
Non-earning assets	478,962			436,260
Total assets	$26,675,677			$26,652,438
Liabilities
Non-interest bearing deposits	$7,274,228	$—	—%	$8,010,053	$—	—%
NOW and DDA accounts	5,080,175	2,271	0.18%	5,388,062	1,077	0.08%
Savings accounts	3,107,559	514	0.07%	3,255,091	355	0.04%
Money market deposit accounts	3,468,953	5,834	0.68%	3,679,866	2,168	0.23%
Certificate accounts	984,770	2,584	1.06%	882,490	834	0.37%
Total core deposits	19,915,685	11,203	0.23%	21,215,562	4,434	0.08%
Wholesale deposits [5]	120,468	1,342	4.52%	22,462	208	3.69%
Repurchase agreements	1,035,582	4,606	1.80%	873,819	1,765	0.80%
FHLB advances	1,990,833	23,605	4.74%	1,291,087	12,689	3.85%
FRB Bank Term Funding	280,944	3,032	4.32%	—	—	—%
Subordinated debentures and other borrowed funds	209,547	1,908	3.69%	211,953	1,930	3.61%
Total funding liabilities	23,553,059	45,696	0.79%	23,614,883	21,026	0.35%
Other liabilities	217,245			252,298
Total liabilities	23,770,304			23,867,181
Stockholders’ Equity
Common stock	1,108			1,108
Paid-in capital	2,344,301			2,343,157
Retained earnings	998,340			946,195
Accumulated other comprehensive loss	(438,376)			(505,203)
Total stockholders’ equity	2,905,373			2,785,257
Total liabilities and stockholders’ equity	$26,675,677			$26,652,438
Net interest income (tax-equivalent)		$191,438			$209,542
Net interest spread (tax-equivalent)			3.03%			3.28%
Net interest margin (tax-equivalent)			3.08%			3.30%
______________________________
1 Includes tax effect of $1.8 million and $1.7 million on tax-exempt municipal loan and lease income for the three months ended March 31, 2023 and December 31, 2022, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $3.3 million and $3.6 million on tax-exempt debt securities income for the three months ended March 31, 2023 and December 31, 2022, respectively.
4 Includes tax effect of $215 thousand and $225 thousand on federal income tax credits for the three months ended March 31, 2023 and December 31, 2022, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Three Months ended
	March 31, 2023			March 31, 2022
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,493,938	$15,838	4.24%	$1,140,224	$15,515	5.44%
Commercial loans [1]	12,655,551	157,456	5.05%	11,318,767	125,919	4.51%
Consumer and other loans	1,207,315	16,726	5.62%	1,075,102	11,791	4.45%
Total loans [2]	15,356,804	190,020	5.02%	13,534,093	153,225	4.59%
Tax-exempt debt securities [3]	1,761,533	16,030	3.64%	1,723,125	15,664	3.64%
Taxable debt securities [4]	8,052,662	31,084	1.54%	8,883,211	26,465	1.19%
Total earning assets	25,170,999	237,134	3.82%	24,140,429	195,354	3.28%
Goodwill and intangibles	1,025,716			1,036,315
Non-earning assets	478,962			756,422
Total assets	$26,675,677			$25,933,166
Liabilities
Non-interest bearing deposits	$7,274,228	$—	—%	$7,859,706	$—	—%
NOW and DDA accounts	5,080,175	2,271	0.18%	5,279,984	845	0.06%
Savings accounts	3,107,559	514	0.07%	3,246,512	332	0.04%
Money market deposit accounts	3,468,953	5,834	0.68%	4,030,795	1,381	0.14%
Certificate accounts	984,770	2,584	1.06%	1,019,595	897	0.36%
Total core deposits	19,915,685	11,203	0.23%	21,436,592	3,455	0.07%
Wholesale deposits [5]	120,468	1,342	4.52%	17,191	9	0.22%
Repurchase agreements	1,035,582	4,606	1.80%	970,544	393	0.16%
FHLB advances	1,990,833	23,605	4.74%	15,000	12	0.33%
FRB Bank Term Funding	280,944	3,032	4.32%	—	—	—%
Subordinated debentures and other borrowed funds	209,547	1,908	3.69%	179,725	1,092	2.46%
Total funding liabilities	23,553,059	45,696	0.79%	22,619,052	4,961	0.09%
Other liabilities	217,245			249,316
Total liabilities	23,770,304			22,868,368
Stockholders’ Equity
Common stock	1,108			1,107
Paid-in capital	2,344,301			2,338,887
Retained earnings	998,340			847,172
Accumulated other comprehensive loss	(438,376)			(122,368)
Total stockholders’ equity	2,905,373			3,064,798
Total liabilities and stockholders’ equity	$26,675,677			$25,933,166
Net interest income (tax-equivalent)		$191,438			$190,393
Net interest spread (tax-equivalent)			3.03%			3.19%
Net interest margin (tax-equivalent)			3.08%			3.20%
______________________________
1 Includes tax effect of $1.8 million and $1.4 million on tax-exempt municipal loan and lease income for the three months ended March 31, 2023 and 2022, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $3.3 million and $3.3 million on tax-exempt debt securities income for the three months ended March 31, 2023 and 2022, respectively.
4 Includes tax effect of $215 thousand and $225 thousand on federal income tax credits for the three months ended March 31, 2023 and 2022, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type			% Change from
(Dollars in thousands)	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Dec 31, 2022	Mar 31, 2022
Custom and owner occupied construction	$295,604	$298,461	$265,579	(1)%	11%
Pre-sold and spec construction	312,715	297,895	258,429	5%	21%
Total residential construction	608,319	596,356	524,008	2%	16%
Land development	230,823	219,842	180,270	5%	28%
Consumer land or lots	187,498	206,604	184,217	(9)%	2%
Unimproved land	104,811	104,662	90,498	—%	16%
Developed lots for operative builders	69,896	60,987	61,276	15%	14%
Commercial lots	91,780	93,952	98,403	(2)%	(7)%
Other construction	965,244	938,406	833,218	3%	16%
Total land, lot, and other construction	1,650,052	1,624,453	1,447,882	2%	14%
Owner occupied	2,885,798	2,833,469	2,675,681	2%	8%
Non-owner occupied	3,631,158	3,531,673	3,190,519	3%	14%
Total commercial real estate	6,516,956	6,365,142	5,866,200	2%	11%
Commercial and industrial	1,353,919	1,377,888	1,378,500	(2)%	(2)%
Agriculture	715,863	735,553	731,248	(3)%	(2)%
1st lien	1,864,294	1,808,502	1,466,279	3%	27%
Junior lien	42,397	40,445	33,438	5%	27%
Total 1-4 family	1,906,691	1,848,947	1,499,717	3%	27%
Multifamily residential	649,148	622,185	545,483	4%	19%
Home equity lines of credit	893,037	872,899	753,362	2%	19%
Other consumer	224,125	220,035	207,827	2%	8%
Total consumer	1,117,162	1,092,934	961,189	2%	16%
States and political subdivisions	806,878	797,656	659,742	1%	22%
Other	208,085	198,012	168,334	5%	24%
Total loans receivable, including loans held for sale	15,533,073	15,259,126	13,782,303	2%	13%
Less loans held for sale [1]	(14,461)	(12,314)	(51,284)	17%	(72)%
Total loans receivable	$15,518,612	$15,246,812	$13,731,019	2%	13%
______________________________
1 Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type			Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other real estate owned and foreclosed assets
(Dollars in thousands)	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Mar 31, 2023	Mar 31, 2023	Mar 31, 2023
Custom and owner occupied construction	$220	224	233	220	—	—
Pre-sold and spec construction	1,548	389	—	—	1,548	—
Total residential construction	1,768	613	233	220	1,548	—
Land development	129	138	240	129	—	—
Consumer land or lots	112	278	160	112	—	—
Unimproved land	51	78	128	51	—	—
Developed lots for operative builders	607	251	—	—	607	—
Commercial lots	188	—	—	141	47	—
Other construction	12,884	12,884	12,884	12,884	—	—
Total land, lot and other construction	13,971	13,629	13,412	13,317	654	—
Owner occupied	2,682	2,076	3,508	2,424	258	—
Non-owner occupied	4,544	805	1,526	4,539	5	—
Total commercial real estate	7,226	2,881	5,034	6,963	263	—
Commercial and Industrial	2,001	3,326	4,252	1,715	262	24
Agriculture	2,573	2,574	28,801	2,208	365	—
1st lien	2,015	2,678	2,015	1,950	65	—
Junior lien	111	166	301	105	6	—
Total 1-4 family	2,126	2,844	2,316	2,055	71	—
Multifamily residential	—	4,535	6,469	—	—	—
Home equity lines of credit	1,225	1,393	1,416	1,042	183	—
Other consumer	1,062	911	543	883	172	7
Total consumer	2,287	2,304	1,959	1,925	355	7
Other	27	36	—	—	27	—
Total	$31,979	32,742	62,476	28,403	3,545	31

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type			% Change from
(Dollars in thousands)	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Dec 31, 2022	Mar 31, 2022
Custom and owner occupied construction	$1,624	$1,082	$703	50%	131%
Pre-sold and spec construction	—	1,712	—	(100)%	n/m
Total residential construction	1,624	2,794	703	(42)%	131%
Land development	946	—	317	n/m	198%
Consumer land or lots	668	442	28	51%	2,286%
Unimproved land	—	120	—	(100)%	n/m
Developed lots for operative builders	—	958	142	(100)%	(100)%
Commercial lots	—	47	54	(100)%	(100)%
Other construction	5,264	209	—	2,419%	n/m
Total land, lot and other construction	6,878	1,776	541	287%	1,171%
Owner occupied	1,783	3,478	3,778	(49)%	(53)%
Non-owner occupied	429	496	266	(14)%	61%
Total commercial real estate	2,212	3,974	4,044	(44)%	(45)%
Commercial and industrial	3,677	3,439	3,275	7%	12%
Agriculture	947	1,367	162	(31)%	485%
1st lien	3,321	2,174	2,963	53%	12%
Junior lien	385	190	78	103%	394%
Total 1-4 family	3,706	2,364	3,041	57%	22%
Multifamily Residential	201	492	—	(59)%	n/m
Home equity lines of credit	2,804	1,182	1,315	137%	113%
Other consumer	1,598	1,824	1,097	(12)%	46%
Total consumer	4,402	3,006	2,412	46%	83%
States and political subdivisions	—	28	21	(100)%	(100)%
Other	1,346	1,727	1,881	(22)%	(28)%
Total	$24,993	$20,967	$16,080	19%	55%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type			Charge-Offs	Recoveries
(Dollars in thousands)	Mar 31, 2023	Dec 31, 2022	Mar 31, 2022	Mar 31, 2023	Mar 31, 2023
Custom and owner occupied construction	$—	17	—	—	—
Pre-sold and spec construction	(4)	(15)	(4)	—	4
Total residential construction	(4)	2	(4)	—	4
Land development	—	(34)	(21)	—	—
Consumer land or lots	—	(46)	(10)	—	—
Total land, lot and other construction	—	(80)	(31)	—	—
Owner occupied	(68)	555	(386)	—	68
Non-owner occupied	298	(242)	(2)	300	2
Total commercial real estate	230	313	(388)	300	70
Commercial and industrial	(382)	(70)	(449)	24	406
Agriculture	—	(7)	(2)	—	—
1st lien	44	(109)	(9)	47	3
Junior lien	(5)	(302)	(78)	—	5
Total 1-4 family	39	(411)	(87)	47	8
Multifamily residential	—	136	—	—	—
Home equity lines of credit	(39)	(91)	(5)	4	43
Other consumer	125	451	55	160	35
Total consumer	86	360	50	164	78
Other	1,970	7,572	1,761	2,758	788
Total	$1,939	7,815	850	3,293	1,354

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